DRYDEN NATIONAL MUNICIPALS FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




										October 26, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


       Re:	Dryden National Municipals Fund, Inc. (the "Fund")
             File No. 811-2992

Ladies and Gentlemen:

       Please find enclosed the Annual Report on Form N-
SAR for the Fund for the period ended August 31, 2007.  This
Form N-SAR was filed using the EDGAR System.

                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary








       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of October 2007.



	DRYDEN NATIONAL MUNICIPALS FUND, INC.



Witness:  /s/ Liliana Santos				By:  /s/ Jonathan D. Shain
           Liliana Santos	Jonathan D. Shain
Assistant Secretary